Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166176) and Form S-8 (No. 33-37867, 33-51189, 33-54347, 33-54453, 33-61561, 333-90761, 333-62004, 333-127246, 333-138577, 333-146068, 333-148334, 333-152344 and 333-161939) of Thermo Fisher Scientific, Inc. of our report dated February 29, 2012, except for the effects of Note 15 as to which the date is August 10, 2012, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 10, 2012